UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2020

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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOSL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, the Board of Directors of Alpha and Omega Semiconductor Limited (the “Company”) appointed Mr. Stephen Chang to serve as the President of the Company, effective as of January 1, 2021. Mr. Stephen Chang, age 43, has been serving as Executive Vice President of Product Line Management since October 2019. Prior to that, he served in various management positions in our product line and marketing divisions, including Senior Vice President of Marketing, Vice President of the MOSFET Product Line and Senior Director of Product Marketing. Mr. Chang has over 20 years of industry experience and leads our Product Line Management with various managerial responsibilities, including new product development and introduction, product lifecycle management, business development, and business strategy. He received his B.S. in Electrical Engineering from University of California, Berkeley and M.B.A. from Santa Clara University. Mr. Stephen Chang is a son of Dr. Mike Chang, the Chairman of the Board and Chief Executive Officer of the Company.

Also on November 12, 2020, Dr. Yueh-Se Ho notified the Board of Directors that he will retire from his position as the Chief Operating Officer of the Company, effective as of January 1, 2021. Dr. Ho will remain as a director on the Board of Directors of the Company.

On November 13, 2020, the Company issued a press release announcing the management changes as described in above and a copy of such press release is furnished and attached as Exhibit 99.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2020, the Company held its Annual General Meeting of Shareholders (the “Annual Meeting”) in which shareholders voted on four proposals and casted their votes as described below. Details of proposals are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 28, 2020. There were present at the Annual Meeting, represented by proxy or in person, holders of 25,382,124 Common Shares, constituting a quorum.

Proposal 1

The following seven directors were elected to serve on the Board of Directors of the Company (the “Board”) until the 2021 Annual General Meeting of Shareholders or until their respective successors have been duly elected, and qualified as set forth below:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Mike F. Chang	17,835,668	216,151	3,791,864
Yueh-Se Ho	17,980,989	70,830	3,791,864
Lucas S. Chang	17,826,410	225,409	3,791,864
Claudia Chen	17,859,675	192,144	3,791,864
King Owyang	16,552,295	1,499,524	3,791,864
Michael L. Pfeiffer	17,981,029	70,790	3,791,864
Michael J. Salameh	17,979,581	72,238	3,791,864

Proposal 2

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement, by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,908,978	90,907	51,934	3,791,864

Proposal 3

The Company’s shareholders approved a resolution to permit the Board to determine the maximum number of directors on the Board and to fill casual vacancies and appoint additional directors from time to time:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,886,858	162,284	2,677	3,791,864

Proposal 4

The Company’s shareholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, and authorized the Company’s Board of Directors, acting through its audit committee, to determine the remuneration of such accounting firm, for the fiscal year ending June 30, 2021, by the votes set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,832,952	5,572	5,159	0

Item 9.01    Financial Statements and Exhibits.

Exhibit
Number          Description

99.1        Press release dated November 13, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 16, 2020

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary